Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Third Quarter 2026 Financial Results

Declares Fourth Quarter 2026 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in December

MISSION WOODS, Kansas, November 4, 2026 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the third quarter ended September 30, 2026.

Financial and Operating Highlights

•
Total investment income of $26.6 million for the third quarter of 2026, compared to $31.7 million for the prior year period
•
Net investment income of $11.6 million or $0.38 per share for the third quarter of 2026, compared to $13.6 million or $0.43 per share for the prior year period
•
Net asset value of $13.34 per share as of September 30, 2026, compared to $13.21 per share as of June 30, 2026
•
Total net realized and unrealized gains of $2.4 million for the third quarter of 2026, compared to losses of $10.3 million for the third quarter of 2025
•
As of September 30, 2026, total assets were $1.1 billion and total net assets were $403.4 million
•
Debt-to-equity as of September 30, 2026 was 1.63x, compared to 1.71x as of June 30, 2026
•
Paid cash distributions to stockholders totaling $0.38 per share for the third quarter of 2026
•
Declared a fourth quarter regular base dividend distribution of $0.36 per share, payable on January 13, 2027, to stockholders of record as of December 28, 2026. In accordance with our dividend policy, we expect to announce a supplemental dividend in December
•
In the third quarter, we had only $578.7 thousand of recurring payment-in-kind interest income, or 2.18% of total investment income

“Palmer Square Capital BDC delivered strong financial performance in the third quarter, supported by our active portfolio management and capital allocation strategy,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “During the quarter, we repurchased approximately $5.2 million of shares, demonstrating our commitment to enhancing shareholder value against a fluid market backdrop. Our differentiated strategy was built to navigate environments like this, where portfolio flexibility and liquidity are key to driving performance. With a vantage point across the leveraged loan and private credit markets, we are well-positioned to selectively deploy capital and continue delivering value for shareholders as market conditions evolve.”

$ in thousands, except per share data	For the Quarter Ended
	9/30/26	6/30/26	9/30/25
Financial Highlights
Net Investment Income Per Share[1]	$0.38	$0.39	$0.43
Net Investment Income	$11,636	$12,041	$13,641
NAV Per Share	$13.34	$13.21	$15.39
Dividends Earned Per Share[2]	$0.38	$0.39	$0.42

	9/30/26	6/30/26	9/30/25
Portfolio Highlights
Total Fair Value of Investments	$1,087,583	$1,113,377	$1,258,988
Number of Industries	45	45	42
Number of Portfolio Companies	200	206	209
Portfolio Yield[3]	11.99%	11.95%	10.07%
Senior Secured Loan[4]	97%	96%	95%
Investments on Non-Accrual[5]	0.00%	0.29%	0.40%
Total Return[6]	5.00%	3.11%	1.41%
Debt-to-Equity	1.63x	1.71x	1.53x

1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value. As of September 30, 2026, there was one portfolio company on non-accrual status, which represented less than 0.01% of the total investments at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of September 30, 2026, we had 278 investments in 200 portfolio companies with an aggregate fair value of approximately $1.1 billion. Based on a total fair value of $1.1 billion, including short-term investments, the portfolio consisted of approximately 86.8% first lien senior secured debt investments, 5.2% second lien senior secured debt investments, 5.6% short-term investments, 0.9% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.6% corporate bond investments, and 0.9% equity investments.

As of September 30, 2026, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the third quarter, there was one portfolio company on non-accrual status. As of September 30, 2026, the weighted average total yield to maturity of debt and income producing securities at fair value was 11.99%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.38%. For the third quarter of 2026, the principal amount of new investments funded was $115.0 million which included 31 investments at an average value of approximately $3.5 million. For this period, the Company had $165.8 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of September 30, 2026, the Company had $1.9 million in cash and cash equivalents and approximately $656.9 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $195.0 million compared to $19.4 million of unfunded investment commitments as of September 30, 2026.

Recent Developments

On November 4, 2026, PSBD’s Board of Directors announced that it had declared a fourth quarter regular base dividend distribution of $0.36 per share, payable on January 13, 2027, to stockholders of record as of December 28, 2026. We expect to announce an additional quarterly supplemental dividend distribution for the fourth quarter of 2026 in December.

Earnings Conference Call

The Company will host a conference call on Wednesday, November 4, 2026, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

•
United States: +1 (833) 461-5787
•
International Dial-In Numbers
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Meeting ID: 908 815 361
•
Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Nine Months Ended September 30,
	2026	2025
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$14.85	$16.50

Results of Operations:
Net Investment Income(1)	1.12	1.25
Net Realized and Unrealized Gain (Loss) on Investments(4)	(1.49)	(1.13)
Net Increase (Decrease) in Net Assets Resulting from Operations	(0.37)	0.12

Distributions to Common Stockholders
Distributions from Net Investment Income	(1.14)	(1.23)
Net Decrease in Net Assets Resulting from Distributions	(1.14)	(1.23)

Net Asset Value, End of Period	$13.34	$15.39

Shares Outstanding, End of Period	30,234,979	31,875,902

Ratio/Supplemental Data
Net assets, end of period	$403,436,446	$490,445,213
Weighted-average shares outstanding	30,907,327	32,343,757
Total Return(3)	0.45%	2.20%
Portfolio turnover	27%	27%
Ratio of operating expenses to average net assets without waiver(2)	14.26%	13.92%
Ratio of operating expenses to average net assets with waiver(2)	14.26%	13.92%
Ratio of net investment income (loss) to average net assets without waiver(2)	10.91%	10.38%
Ratio of net investment income (loss) to average net assets with waiver(2)	10.91%	10.38%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	September 30, 2026	December 31, 2025
Assets:	(Unaudited)
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,209,375,951 and $1,294,556,070, respectively)	$1,087,582,875	$1,203,640,318
Cash and cash equivalents	1,880,760	3,217,449
Receivables:
Receivable for sales of investments	8,598,809	2,821,628
Receivable for paydowns of investments	118,127	233,930
Due from investment adviser	616,715	616,715
Dividend receivable	158,737	195,710
Interest receivable	7,225,017	8,608,563
Prepaid expenses and other assets	3,675	41,446
Total Assets	$1,106,184,715	$1,219,375,759

Liabilities:
Credit facilities (net of deferred financing costs of $3,297,774 and $5,030,068, respectively) (Note 6)	$355,894,687	$414,438,758
Notes (net of deferred financing costs of $2,628,274 and $1,609,420, respectively) (Note 6)	300,727,862	302,075,353
Payables:
Payable for investments purchased	29,725,586	20,366,967
Distributions payable	11,493,758	13,442,214
Management fee payable	1,807,868	2,129,141
Incentive fee payable	1,661,740	1,866,531
Accrued other general and administrative expenses	1,436,768	933,623
Total Liabilities	$702,748,269	$755,252,587

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 30,234,979 and 31,260,963 as of September 30, 2026 and December 31, 2025, respectively issued and outstanding	$30,235	$31,261
Additional paid-in capital	582,739,026	593,643,044
Total distributable earnings (accumulated deficit)	(179,332,815)	(129,551,133)
Total Net Assets	$403,436,446	$464,123,172
Total Liabilities and Net Assets	$1,106,184,715	$1,219,375,759
Net Asset Value Per Common Share	$13.34	$14.85

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of September 30, 2026 and December 31, 2025, the Company had an aggregate of $19.4 million and $21.5 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of September 30, 2026 and December 31, 2025, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$24,813,915	$30,432,071	$75,728,943	$90,275,576
Dividend income	414,919	657,248	1,194,274	1,713,085
Payment-in-kind interest income	578,696	360,941	1,383,350	1,670,709
Other income	761,325	235,009	1,775,279	917,098
Total investment income from non-controlled, non-affiliated investments	26,568,855	31,685,269	80,081,846	94,576,468
Total Investment Income	26,568,855	31,685,269	80,081,846	94,576,468

Expenses:
Incentive fees	1,661,741	1,950,400	4,957,713	5,733,185
Interest expense	10,340,229	12,757,494	31,566,653	38,303,625
Management fees	1,807,868	2,242,634	5,567,414	6,809,386
Professional fees	297,484	229,116	894,392	793,224
Directors fees	37,808	37,808	112,191	112,192
Other general and administrative expenses	788,045	826,747	2,269,903	2,429,106
Total Expenses	14,933,175	18,044,199	45,368,266	54,180,718
Net Investment Income (Loss)	11,635,680	13,641,070	34,713,580	40,395,750

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(4,612,351)	(1,243,620)	(18,615,463)	(12,883,252)
Total net realized gains (losses)	(4,612,351)	(1,243,620)	(18,615,463)	(12,883,252)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	6,984,238	(9,044,026)	(30,877,332)	(25,378,309)
Total net change in unrealized gains (losses)	6,984,238	(9,044,026)	(30,877,332)	(25,378,309)
Total realized and unrealized gains (losses)	2,371,887	(10,287,646)	(49,492,795)	(38,261,561)

Net Increase (Decrease) in Net Assets Resulting from Operations	$14,007,567	$3,353,424	$(14,779,215)	$2,134,189

Per Common Share Data:
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.46	$0.10	$(0.48)	$0.07
Weighted Average Common Shares Outstanding - Basic and Diluted	30,540,075	32,084,902	30,907,327	32,343,757

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
New investments:
Gross investments	$114,952,533	$138,665,631	$296,684,470	$335,350,462
Less: sold investments	(165,801,164)	(156,027,427)	(355,577,236)	(433,678,517)
Total new investments	(50,848,631)	(17,361,796)	(58,892,766)	(98,328,055)

Principal amount of investments funded:
First-lien senior secured debt investments	$104,470,307	$121,385,632	$274,129,800	$303,546,402
Second-lien senior secured debt investments	5,122,413	5,970,000	13,622,413	10,960,000
Corporate bonds	1,900,000	2,999,999	2,900,000	4,998,572
Collateralized securities and structured products - debt	—	8,310,000	1,406,500	8,310,000
CLO Equity	—	—	—	—
Common stock	3,003,876	—	4,169,820	6,937,015
Preferred Stock	455,937	—	455,937	598,473
Total principal amount of investments funded	114,952,533	138,665,631	296,684,470	335,350,462

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$136,489,315	$140,963,220	$305,130,781	$404,445,897
Second-lien senior secured debt investments	8,636,087	7,499,999	17,432,467	15,736,494
Corporate bonds	2,545,650	—	4,285,726	2,005,000
Collateralized securities and structured products - debt	18,078,619	5,900,000	27,885,884	8,800,000
CLO Equity	51,493	1,664,208	842,378	2,691,126
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Total principal amount of investments sold or repaid	$165,801,164	$156,027,427	$355,577,236	$433,678,517

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Number of new investment commitments	31	28	91	69
Average new investment commitment amount	$3,502,268	$4,760,375	$2,804,899	$4,182,689
Weighted average maturity for new investment commitments	2.89 years	6.75 years	4.20 years	5.80 years
Percentage of new debt investment commitments at floating rates	98.13%	97.75%	99.06%	98.96%
Percentage of new debt investment commitments at fixed rates	1.87%	2.25%	0.94%	1.04%
Weighted average interest rate of new investment commitments(1)	8.34%	8.48%	8.12%	8.54%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.28%	4.30%	4.23%	4.32%
Weighted average interest rate on long-term investments sold or paid down	8.38%	8.64%	8.09%	8.53%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate determined by reference to the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).